                                                                   EXHIBIT 99.1

                        AGREEMENT REGARDING JOINT FILING

     The undersigned hereby agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the Class A Common Stock of Electric Lightwave, Inc.

Dated:   April 19, 2000


CANYON CAPITAL ADVISORS LLC,
a Delaware limited liability company



By:  /s/ Joshua S Friedman
   --------------------------------
Name:    Joshua S. Friedman
Title:   Managing Director


JOSHUA S. FRIEDMAN

/s/ Joshua S. Friedman
-----------------------------


MITCHELL R. JULIS
/s/ Mitchell R. Julis
-----------------------------


R. CHRISTIAN B. EVENSEN

/s/ R. Christian B. Evensen
-----------------------------